EXHIBIT 23.1

November 30, 2007

Akeena Solar, Inc.
16005 Los Gatos Boulevard
Los Gatos, CA 95032

Ladies and Gentlemen:

We consent to the reference to this firm under the heading “Legal Matters” in the prospectus which is part of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on or about November 30, 2007 relating to the registration of the reoffer and resale by Akeena Solar, Inc. of 911,687 shares of Akeena Solar, Inc. Common Stock, par value $0.001.

Sincerely,
/s/ DLA Piper US LLP
DLA Piper US LLP